UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016 (June 27, 2016)

ALPHA-EN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12885	95-4622429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 White Plains Road, Suite 425, Tarrytown, New York  10591

  (Address of Principal Executive Offices)

(914) 418-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On June 27, 2016, the Board of Directors of alpha-En Corporation (the “Company”) approved and adopted amended and restated bylaws of the Company (the “Revised Bylaws”). The Revised Bylaws amend and restate the prior bylaws (the “Prior Bylaws”) in their entirety.

The Revised Bylaws include, among other things, revisions that: (i) augment advance notice provisions requiring stockholders to provide additional disclosure and advance notice of their intention to present a director nomination or bring other business at an upcoming stockholders meeting; (ii) modify the manner in which special meetings are called and the business that may be considered at special meetings; (iii) modify the manner in which notice of meetings is given, including explicitly permitting electronic communications of such notice; (iv) amend the provisions by which rules and regulations for the conduct of meetings is set by the Board of Directors; (v) augment the provisions for maintenance of stock lists; (vi) eliminate the requirement to issue physical stock certificates; (vii) augment the provision for determining and declaring a record date for the notice or meetings; and (viii) augment the provisions for indemnification of directors and officers.

The Revised Bylaws also include augmented advance notice provisions for stockholder proposals and director nominations, amending the Prior Bylaws to (i) modify and expand the disclosure stockholders must provide when submitting proposals; (ii) modify the description of timely notice; and (iii) expand the disclosure stockholders must provide when submitting director nominations for consideration. Pursuant to the Revised Bylaws, advance notice of stockholder proposals and director nominations must be received by the Company no earlier than the 90th day prior to the first anniversary of the prior year’s annual meeting and no later than the 60th day prior to such anniversary date. The notice must include disclosures regarding the proposing stockholder’s ownership and voting interests in Company securities as well as descriptions of all agreements, arrangements and understandings between the proposing stockholder and any other person in connection with the proposal for business. For director nominations, the notice also must include detailed disclosures regarding any arrangements or understandings, material compensation agreements and material relationships between or among the proposing stockholder and the director nominee or any of their respective affiliates.

Additionally, the Revised Bylaws amend the Prior Bylaws to specify that the only business that may be properly conducted at a special meeting of stockholders shall be business contained in the Company’s notice of the special meeting. If the election of directors is to be conducted at a special meeting stockholders may submit director nominations, subject to the advance notice provisions.

The Revised Bylaws also amend the Prior Bylaws notice provisions to require the provision of additional information about annual and special meetings of stockholders, including: the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The Revised Bylaws amend the provisions by which rules and regulations for the conduct of meetings is set.

The Prior Bylaws provided that a chairman would have the power to determine the order of business and procedure at stockholder meetings. The New Bylaws amend this provision to provide that the Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.

The Revised Bylaws augment the provisions for indemnification of directors and officers by adding a provision that a Director’s right to indemnification shall not be eliminated or impaired by an amendment to or a repeal of the Revised Bylaws.

The foregoing description of the Revised Bylaws, is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company effective June 27, 2016, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA-EN CORPORATION
(Registrant)

Date: July 1, 2016	By:	/s/ Jerome I. Feldman
	Name:	Jerome I. Feldman
	Title:	Chief Financial Officer, Treasurer and
Executive Chairman of the Board